Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Palvella Therapeutics, Inc. 2024 Equity Incentive Plan of Palvella Therapeutics, Inc. of our report dated March 31, 2026, with respect to the consolidated financial statements of Palvella Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 4, 2026